UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 2, 2010, Messrs. Christopher M.T. Thompson and Robert E. Doyle were appointed to the Board of Directors of Golden Star Resources Ltd. (the “Company”).

Upon appointment, the Board of Directors granted each of Messrs. Thompson and Doyle 100,000 options to purchase common shares of the Company, vesting immediately at an exercise price of Cdn$3.19 (the closing price of the Company’s common stock on the Toronto Stock Exchange on February 1, 2010). The grants were made pursuant to the Company’s Second Amended and Restated 1997 Stock Option Plan. For their service as non-employee directors, Messrs. Thompson and Doyle will participate in the Company’s standard non-employee director compensation arrangements. Non-employee director compensation for 2010 has been established at $110,000 for each director (other than chairman of the Board and chairmen of committees), paid in cash in quarterly installments in arrears. The annual compensation does not include any stock options, with the exception of the one-time award granted to new directors.

A copy of the press release issued by the Company announcing the appointment of Messrs. Thompson and Doyle is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Golden Star Resources Ltd., dated February 3, 2010, announcing the appointment of Messrs. Christopher M.T. Thompson and Robert E. Doyle to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2010

Golden Star Resources Ltd.

By:	/s/ JOHN A. LABATE
John A. Labate
Senior Vice President and Chief Financial Officer